UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2008

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2008, National Rural Utilities Cooperative Finance Corporation (“National Rural”) closed on the $500 million committed loan facility (“Series C”) from the U.S. Treasury Department’s Federal Financing Bank (“FFB”) guaranteed by the United States of America, acting through the Rural Utilities Service ("RUS").  National Rural is able to borrow under the loan facility anytime before October 15, 2011, with each advance having a final maturity not longer than twenty years from the advance date, but no later than October 15, 2031.  Interest rates, including all fees, will be at a spread over comparable maturity Treasury Bonds as follows:

1 year	52.5 basis points
1 year to less than 5 years	57.5 basis points
5 years and longer	65.0 basis points

These terms are generally consistent with the $2.5 billion of loans currently outstanding from the FFB, that are guaranteed by the United States of America, acting through RUS (Series A and B).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
      Steven L. Lilly
      Senior Vice President and Chief Financial Officer

Dated:  September 19, 2008